UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2009

Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Hampton Roads Bankshares, Inc. (the “Company”), the holding company for Bank of Hampton Roads and Shore Bank, issued a press release today regarding financial results for the third quarter of 2009, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Exhibit 99.1 is furnished and should not be considered filed with the Securities and Exchange Commission.

Certain information provided in the news release attached as Exhibit 99.1 regarding pre-tax, pre-provision income excludes income tax, provision expense, and goodwill impairment and, therefore, may be deemed to be a non-GAAP financial measure. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.

Pre-tax, Pre-provision Income

While pre-tax, pre-provision income is a non-GAAP performance metric, management believes is useful in analyzing underlying performance trends, particularly in times of economic stress. This is the level of earnings adjusted to exclude the impact of:

•	income tax, which is excluded because management believes the measure is more useful without it;

•	provision expense, which is excluded because its absolute level is elevated and volatile in times of economic stress;

•	goodwill impairment related to the acquisition of Shore Financial Corp., because it is associated with significant corporation actions out of the ordinary course of business.

The reconciliation of pre-tax, pre-provision income to the comparable GAAP financial measure can be found below:

(in thousands)	Nine Months Ended Sept. 30, 2009	Three Months Ended Sept. 30, 2009

Income (loss)	$(49,239)	(13,377)
Less: Income tax	(13,425)	(8,282)
Add: Provision for loan losses	68,557	33,662
Add: Impairment of goodwill	27,976	—
Less: Securities gains	(2,695)	(2,695)

Pre-tax, pre-provision income	$31,174	$9,308

Item 7.01	Regulation FD Disclosure.

As noted in Item 2.02, the Company issued a press release regarding its financial results, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Exhibit 99.1 is furnished and should not be considered filed with the Securities and Exchange Commission.

Item 8.01	Other Events.

In addition, the Company announced today that it will seek shareholder approval from its common shareholders to grant its Series A and B preferred shareholders the right to exchange preferred stock for common stock (the “Exchange Offers”). The Company also announced today that it has suspended quarterly dividend payments to Series A and Series B preferred shareholders. A copy of the press release containing these announcements is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Additional Information

The tender offers described in this Current Report on Form 8-K (this “Report”) and the exhibit attached hereto have not yet commenced. The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The Company will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (“SEC”) upon the commencement of the Exchange Offers. Eligible holders of preferred stock should read the Tender Offer Statement on Schedule TO and other related materials when those materials become available, because they will contain important information about the Exchange Offers.

The written materials described above and other documents filed by the Company with the SEC are available free of charge from the SEC’s website at www.sec.gov. In addition, free copies of these documents may also be obtained by directing a written request to: Hampton Roads Bankshares, Inc., John A.B. Davies, Jr., President and Chief Executive Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

Item 9.01	Financial Statements and Exhibits.

Ex. 99.1 Press Release, dated October 30, 2009

Ex. 99.2 Press Release, dated October 30, 2009

Forward Looking Statements

Certain statements in this Report and the exhibits hereto may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the financial impact and timing of a proposed exchange of preferred stock for common stock, suspension of dividend payments and other measures. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including whether the proposed exchange occurs as planned, the level of participation by preferred stockholders and the success of other measures announced by the company. For an explanation of additional risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: October 30, 2009	By:	/S/ JOHN A.B. DAVIES, JR.
John A.B. Davies, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Ex. 99.1	Press Release, dated October 30, 2009

Ex. 99.2	Press Release, dated October 30, 2009